UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

IAC Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2024, Dotdash Meredith Inc. (the “Borrower”), a subsidiary of IAC Inc., and certain of its subsidiaries entered into that certain Amendment No. 1 (the “Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (“JPMorgan”), amending that certain Credit Agreement, dated as of December 1, 2021 (as previously amended, supplemented or otherwise modified prior to such date, the “Credit Agreement”), by and among the Borrower, the lenders and issuing banks party thereto from time to time and JPMorgan, as administrative agent and collateral agent.

Pursuant to the Amendment, $1,182,500,000 in aggregate principal amount of term B loans outstanding under the Credit Agreement (the “Existing Term B Loans”) were replaced with an equal amount of new term B loans (the “New Term B Loans”) having substantially similar terms as the Existing Term B Loans, except with respect to the interest rate margin applicable to the New Term B Loans as discussed below and certain other provisions applicable to all loans and commitments outstanding under the Credit Agreement, which were amended as part of the Amendment. Immediately prior to the effectiveness of the Amendment, the Borrower prepaid $30,000,000 in aggregate principal amount of Existing Term B Loans.

The interest rate margin applicable to the New Term B Loans was reduced from 3.00% to 2.50% (with a floor of 1.50%), in the case of alternate base rate loans, and from 4.00% to 3.50% (with a floor of 0.50%), in the case of term benchmark loans. The credit spread adjustment applicable to term benchmark loans was eliminated with respect to New Term B Loans. The maturity date of the New Term B Loans is December 1, 2028, the same as the maturity date of the Existing Term B Loans.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement, dated November 26, 2024, among Dotdash Meredith Inc., as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto.

104.0	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC Inc.

By:	/s/ Kendall Handler
Kendall Handler
Executive Vice President, Chief Legal Officer & Secretary

Date: November 26, 2024